As filed with the Securities and Exchange Commission on April 27, 1999

                                                     Registration No.  333-_____

--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                             ----------------------

                                   XCEED INC.

             (Exact Name of Registrant as Specified in Its Charter)

           Delaware                                        13-3006788
(State or other jurisdiction of                           (IRS Employer
 incorporation or organization)                        Identification No.)

                  488 Madison Avenue, New York, New York 10022
                    (Address of Principal Offices) (Zip Code)

                    Xceed Inc. 1999 Long-Term Incentive Plan
                            (Full Title of the Plan)

                      Werner Haase, Chief Executive Officer
                                   Xceed Inc.
                               488 Madison Avenue
                               New York, NY 10022
                                 (212) 753-5511
 (Name, Address and Telephone Number, Including Area Code, of Agent For Service)

                                 With a copy to:
                               Richard J. Blumberg
                             McLaughlin & Stern, LLP
                               260 Madison Avenue
                               New York, NY 10016
                                 (212) 448-1100

                         CALCULATION OF REGISTRATION FEE
                                                Proposed
Title Of Securities       Amount To Be          Maximum Offering   Proposed Maximum          Amount Of
To Be Registered          Registered            Price Per Share    Aggregate Offering Price  Registration Fee
Common Stock,
par value $.01 per share  3,000,000 shares (1)  $17.31 (2)         $5,193,000 (2)            $1,443.65 (2)

(1) In accordance with Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers such additional number of shares as may be made available for issuance by reason of the operation of the anti-dilution provisions of Xceed Inc. 1999 Long-Term Incentive Plan.

(2) The registration fee for the securities registered hereby has been calculated pursuant to Rule 457(h) under the Securities Act of 1933 and is based upon the average of the high and low sale prices of the Common Stock, par value $.01 per share, of Xceed Inc. as reported in the consolidated reporting system on the NASDAQ National Market on April 21, 1999.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents, which have previously been filed by Xceed Inc. (the "Registrant") with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated by reference in this Registration Statement:

         (a) The Registrant's Annual Report on Form 10-K for the year ended August 31, 1998;

         (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended November 30, 1998;

         (c) The Registrant's Quarterly Report on Form 10-Q for the quarter ended February 28, 1999;

         (d) The Registrant's Report on Form 8-K filed with the Commission on January 28, 1999; and

         (e) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form SB-2, File No. 33123910, initially filed with the Commission on April 15, 1995, filed pursuant to Section 12 of the Exchange Act, including all amendments or reports filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

Item 6.  Indemnification of Directors and Officers.

         Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Subsection (b) of DGCL Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

         Other subsections of DGCL Section 145 further provide that to the extent a director or officer has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and
(b) of Section 145, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; and that expenses incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation.

         DGCL Section 145 provides that any indemnification provided for therein may only be made upon a determination by (i) a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a designated committee of directors, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iv) by the stockholders that the indemnitee has met the standard of conduct required by Section 145 entitling him to such indemnification.

         Article Seventh of the Registrant's Certificate of Incorporation provides that no director shall be liable to the Registrant for monetary damages for (1) breach of fiduciary duty of loyalty to the Registrant or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) liability under
Section 174(g) of the DGCL or (4) a transaction from which the director derived an improper personal benefit, it being the intention of the foregoing provisions to eliminate the liability of Registrant's directors to the Registrant or its stockholders to the fullest extent permitted by Section 102(b)(7) of the DGCL, as amended from time to time. In addition, Article Seventh of the Registrant's Certificate of Incorporation further provides that the Registrant shall indemnify to the fullest extent permitted by Sections 102(b)(7) and 145 of the DGCL, as amended from time to time, each person that such sections grant the corporation the power to indemnify.

         DGCL Section 145 empowers the corporation to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section
145. The Registrant has in force and effect a policy insuring the directors and officers of the Registrant against losses which they or any of them shall become legally obligated to pay for by reason of any actual or alleged error or misstatement or misleading statement or act or omission or neglect or breach of duty by the directors and officers in the discharge of their duties, individually or collectively, or any matter claimed against them solely by reason of their being directors or officers, such coverage being limited by the specific terms and provisions of the insurance policy.

Item 8.  Exhibits.

     *3(c)     Certificate of Incorporation of Xceed Inc.
      3(d)     Bylaws of Xceed Inc.
      5        Opinion of McLaughlin & Stern, LLP
     23(a)     Consent of McLaughlin & Stern, LLP (contained in Exhibit 5)
     23(b)     Consent of Holtz Rubenstein & Co. LLP
--------------------
     * Incorporated herein by reference.

Item 9.   Undertakings.

         (a)  The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                            (i) To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;

                            (ii) To reflect in the prospectus any facts or
events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to

Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                            (iii) To include any material information with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on this 23rd day of April, 1999.

                                      XCEED INC.

                                      By: /s/ Werner Haase
                                      Name:  Werner Haase
                                      Title: Chief Executive Officer
                                             Co-Chairman of the Board

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature                    Title                                Date
---------                    -----                                ----
/s/ Werner G. Haase          Chief Executive Officer and       April 23, 1999
--------------------         Co-Chairman of the Board
Werner G. Haase

/s/ Scott Mednick            Chairman                          April 23, 1999
--------------------
Scott Mednick

/s/ William Zabit            President                         April 23, 1999
--------------------
William Zabit

/s/ Terry Anderson           Director                          April 23, 1999
--------------------
Terry Anderson

/s/ John Bermingham          Director                          April 23, 1999
--------------------
John Bermingham

/s/ Norman Doctoroff         Director                          April 23, 1999
Norman Doctoroff

         Pursuant to the requirements of the Securities Act of 1933, the Stock Option Committee has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 23, 1999.

                                        THE XCEED INC. 1999
                                        LONG-TERM INCENTIVE PLAN

                                        By:/s/ Werner Haase
                                           Werner Haase, Chief Executive Officer

                                        By:/s/ John A. Bermingham
                                           John A. Bermingham, Director

                                        By:/s/ Norman Doctoroff
                                           Norman Doctoroff, Director

                                  EXHIBIT INDEX

Exhibit
Number    Description of Document

*3(c)     Certificate of Incorporation of Xceed Inc., filed as an exhibit to Registrant's Form 8-K filed on February 27, 1998

 3(d)     Bylaws of Xceed Inc.

 5        Opinion of McLaughlin & Stern, LLP

23(a)     Consent of McLaughlin & Stern, LLP (contained in Exhibit 5)

23(b)     Consent of Holtz Rubenstein & Co. LLP

--------------------
     * Incorporated herein by reference.